AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1, dated as of May 1, 2006 (this “Amendment”), to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as Depositor, Wells Fargo Bank, N.A. (“Wells Fargo”), as Securities Administrator and Master Servicer, SunTrust Mortgage, Inc., as Sponsor, Seller, and Servicer, and HSBC Bank USA, National Association, as Trustee.

RECITALS

WHEREAS, Section 12.01 of the Agreement allows the parties to amend the Agreement from time to time without consent of any of the Certificateholders, subject to the satisfaction of certain conditions precedent as described therein;

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.

Definitions.  Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Agreement.

2.

Amendment to Agreement.  Section 1.01 of the Agreement is hereby amended as follows:

(a)

The definition of “Excess Servicing Fee Rate” is deleted in its entirety and replaced with the following:

Excess Servicing Fee Rate:  0.00% per annum.

(b)

The definition of “Minimum Servicing Fee Rate” is deleted in its entirety and replaced with the following:

Minimum Servicing Fee Rate:  0.50% per annum.

3.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment.  The delivery of an executed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

4.

Agreement in Full Force and Effect.  Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

5.

Effectiveness of this Amendment.  This Amendment shall become effective as of May 1, 2006 provided the following conditions are met: (a) the execution and delivery by each of the parties hereto and thereto of this Amendment, (b) receipt by the Trustee of an Opinion of Counsel to the effect that this Amendment not cause any REMIC created under the Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding or cause any tax to be imposed on any REMIC created under the Agreement, and (c) receipt of written confirmation from each Rating Agency that this Amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

6.

References to Agreement.  From and after the date hereof, (a) all references in the Agreement to “this Agreement,” “hereof,” “herein,” or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivery in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

7.

Further Assurances.  The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

8.

GOVERNING LAW AND JURISDICTION.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

as Depositor

By: /s/ Matthew Perkins

Name:  Matthew Perkins

Title:  CEO & President

HSBC BANK USA, NATIONAL ASSOCIATION, not

in its individual capacity but solely as Trustee

By: /s/ Fernando Acebedo

Name:  Fernando Acebedo

Title:  Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator and Master Servicer

By: /s/ Craig B. Driver

Name:  Craig. B. Driver

Title:  Vice President

SUNTRUST MORTGAGE INC.,

as Sponsor and Servicer

By: /s/ Robert G. Partlow

Name:  Robert G. Partlow

Title:   Senior Vice President